Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan, as amended (the "Form S-8") of our report dated January 22, 2004, with respect to the consolidated financial statements of Autoliv, Inc. as of December 31, 2003, included in the 2003 Annual Report to Shareholders of Autoliv, Inc. filed with the Securities and Exchange Commission.

ERNST & YOUNG AB

Stockholm, Sweden

Date:    July 20, 2004